UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.__)

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Filed by the Party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BAYLAKE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Title of each class of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule  0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

BAYLAKE CORP.

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235

(920) 743-5551

May 10, 2007

Dear Baylake Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Baylake Corp., scheduled to be held at 7:00 p.m. on Tuesday, June 5, 2007, at the Stone Harbor Resort & Conference Center, 107 North First Avenue, Sturgeon Bay, Wisconsin.

The matters expected to be acted upon at the meeting are described in detail in the Notice of Annual Meeting and Proxy Statement, which are enclosed.  These matters include the election of ten (10) directors and the approval of amendments to Baylake’s Articles of Incorporation to authorize a classified Board of Directors and to authorize the directors to determine the size of the Board.  In addition, we will take up consideration of any other matters which may properly come before the meeting.

Please complete and return the accompanying proxy card promptly in the enclosed envelope to assure that your shares are represented in voting on these very important matters, whether or not you plan to attend the annual meeting.  Instructions about your proxy are included with the proxy card.  If you do attend the meeting, you may still vote your shares in person at the annual meeting by revoking your proxy when you arrive, even if you have already submitted your proxy to us as requested in the enclosed information.

If you have any questions or require assistance, please contact John A. Hauser, Senior Vice President, at Baylake Bank at either (920) 743-5551 or (800) 267-3610.

Sincerely,

Thomas L. Herlache

Chairman and Chief Executive Officer

BAYLAKE CORP.

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 5, 2007

May 10, 2007

To Shareholders of Baylake Corp.

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Baylake Corp. (“Baylake”), a Wisconsin corporation and registered bank holding company, will be held at Stone Harbor Resort & Conference Center, 107 North First Avenue, Sturgeon Bay, Wisconsin on Tuesday, June 5, 2007, at 7:00 p.m., for the purpose of considering and voting upon the following matters:

1.

The election of ten (10) directors to serve on Baylake’s Board of Directors;

2.

The approval of amendments to Baylake’s Articles of Incorporation to authorize a classified Board of Directors and to authorize the directors to determine the size of the Board; and

3.

Such other business relating to the foregoing as may properly be brought before the meeting or any adjournment thereof.

The Baylake Board of Directors has fixed the close of business on March 30, 2007 as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting, and only holders of record of common stock at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments thereof.

WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES.  RETURN THE ENCLOSED PROXY PROMPTLY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

By order of the Board of Directors

Daniel F. Maggle

Secretary

May 10, 2007

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

of

BAYLAKE CORP.

To Be Held on June 5, 2007

General

This proxy statement is furnished to the shareholders of Baylake Corp. (“Baylake”) in connection with the solicitation of proxies on behalf of Baylake’s Board of Directors to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., on Tuesday, June 5, 2007 at the Stone Harbor Resort & Conference Center, 107 North First Avenue, Sturgeon Bay, Wisconsin, and at any adjournment or postponement thereof.  Proxies are solicited to give all shareholders of record at the close of business on March 30, 2007, an opportunity to vote on matters that come before the annual meeting.  This proxy statement and enclosed proxy card are first being mailed to shareholders on or about May 10, 2007.

At the annual meeting, Baylake shareholders will be asked to elect ten (10) directors to serve on Baylake’s Board of Directors and to approve an amendment to Baylake’s Articles of Incorporation to authorize a classified Board of Directors and to authorize the directors to determine the size of the Board.  These matters are described in detail herein.  Baylake does not know of any other matters, other than as described in the Notice of Annual Meeting and this proxy statement, that are to come before the annual meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Baylake’s common stock entitled to vote shall constitute a quorum for all matters to be considered at the annual meeting.  Abstentions and withholding of votes as to any proposal will not be counted as votes cast in favor of or against the proposal.  In addition, shares held in street name which have been designated by brokers on proxy cards as not voted as to any proposal (so-called broker non-votes) will not be counted as votes cast with respect to the proposal.  Proxies marked as abstentions, withhold or as broker non-votes, however, will be treated as shares present for purposes of determining the presence or absence of a quorum.  The Inspector of Election appointed by the Board of Directors will determine the shares represented at the annual meeting and the validity of proxies and ballots, and will count all votes and ballots.

Voting

Baylake’s common stock is the only class of voting security of Baylake.  As of March 30, 2007, the record date for the annual meeting, 7,836,017 shares of common stock were issued and outstanding.  Each share of common stock outstanding on the record date is entitled to one vote with respect to each matter properly brought before the annual meeting.

The voting requirements and procedures described below are based upon the provisions of the Wisconsin Business Corporation Law, Baylake’s charter documents and other requirements applicable to the matters to be voted upon at the annual meeting.  All shares of Baylake’s common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked in the manner described below, will be voted in accordance with the instructions made on the proxy card.  If no instructions are indicated, properly executed proxies will be voted FOR the election of the ten director nominees named herein and FOR the amendment of Baylake’s Articles of Incorporation.  If any of the nominees would decline or be unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee selected by the Board of Directors.  In addition, if any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy card will have the discretion to vote on such matters in accordance with their best judgment.

Directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the annual meeting.  The ten nominees receiving the most votes will be elected as directors of Baylake to serve terms as described below under “Proposal 1 – Election of Directors.”  Only shares that are voted in favor of a particular nominee, including those voted for “all” nominees, will be counted toward that nominee’s achievement of a plurality.  Shares present at the annual meeting that are not voted for a particular nominee or shares present by proxy as to which the shareholder properly withheld authority to vote for the nominee (including broker non-votes) will not be counted toward the nominee’s achievement of a plurality.  The proposal to amend Baylake’s Articles of Incorporation will be approved if the votes cast for the proposal exceed the votes cast against, assuming that a quorum is present at the meeting.  Abstentions and broker non-votes with respect to this proposal will be counted as present for the purposes of determining a quorum, but the abstentions and broker non-votes will have no effect on the outcome on the voting for the proposal.

Revocability of Proxies and Proxy Information

Any shareholder submitting a proxy has the right to revoke the proxy at any time before it is voted at the annual meeting by (i) giving written notice of revocation (bearing a date later than the proxy) to the Secretary of Baylake, (ii) giving oral notice to the presiding officer during the annual meeting that the shareholder intends to vote in person, or (iii) submitting a later dated proxy.  Attendance by a shareholder at the annual meeting will not in and of itself constitute revocation of a proxy.  Any written notice revoking a proxy should be delivered to Daniel F. Maggle, Secretary, Baylake Corp., 217 North Fourth Avenue, P.O. Box 9, Sturgeon Bay, Wisconsin 54235.

The expense of preparing, printing and mailing this proxy statement and the solicitation of proxies at the annual meeting will be borne by Baylake.  Baylake expects to solicit proxies primarily by mail.  Proxies may also be solicited personally and by telephone, facsimile transmission and e-mail by certain officers and regular employees of Baylake, but they will receive no compensation for such services other than their regular compensation.  Baylake also reserves the right to retain a proxy solicitor to solicit proxies, in which case Baylake will pay the solicitor’s fees and expenses.  Baylake will reimburse brokers and others who are record holders of common stock for the reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Baylake’s Articles of Incorporation, as amended, do not authorize a classified Board of Directors.  Baylake’s Bylaws currently provide that the Board may consist of not less than five (5) or more than seventeen (17) directors as shall be determined from year to year by the shareholders.  The Board of Directors currently consists of eleven (11) directors.  The Board of Directors has nominated ten (10) individuals named below for election as directors.  All of the nominees are currently directors of Baylake.  The Board of Directors Corporate Governance Guidelines provide that, after attaining the age of seventy-two (72), a director will not stand for re-election to the Board at subsequent meetings of the shareholders.  John W. Bunda, a director since 1977, is over the age of seventy-two (72) and is not standing for re-election to the Board of Directors.  Baylake thanks Mr. Bunda for his very valuable service to the Company.

If the proposal to amend Baylake’s Articles of Incorporation described under “Proposal 2 – Amendment of Articles of Incorporation,” is approved by Baylake’s shareholders, the individuals elected will serve in the classes and for the terms set forth below and, with respect to each director, until his or her successor is elected and qualified.  If the proposed amendment to Baylake’s Articles of Incorporation is not approved, the size of the Board will be set at ten (10) directors and the individuals elected will serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.

There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected, and no director, nominee or executive officer is related to any other director nominee or executive officer by blood, marriage or adoption.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS

Unless otherwise directed, proxies will be voted FOR the election of each of the ten (10) director nominees.  If any of the nominees would decline or be unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee to be designated by the Board of Directors.

Following is information regarding the nominees, as furnished by them.  Except as otherwise indicated, each of the directors has been employed in such director’s current occupation for at least five years.  All of the directors of Baylake also serve as directors of Baylake Bank, Baylake’s principal operating subsidiary.

Name	Age	Business Experience During Last Five Years	Director Since

		Class I Nominees (Terms expire in 2008)

Robert W. Agnew	65	President and CEO, Peterson Industries, LLC	2001

George Delveaux, Jr.	64	Retired Dairy Farmer.	1981

Dee Geurts-Bengtson	54	Director of the St. Norbert Fund since 2006; previously, Executive of Special Events, Green Bay Packers.	2003

Joseph J. Morgan	64	President of Mary Morgan Printing and Mailing, a Coakley Tec Company since 2006; previously, President of Mary Morgan Printing and Mailing, a Gannett Company.	1995

		Class II Nominees (Terms expire in 2009)

Richard A. Braun	64	Vice Chairman of Baylake; Retired Executive Vice President of Baylake	1994

Robert J. Cera	45	President of Baylake; President and Chief Operating Officer of Baylake Bank since 2006. Previously, President of the Chicago Region of Associated Bank following the acquisition of State Financial Services Corporation by Associated in 2005. Prior to that, Mr. Cera served as President, Chief Operating Officer and director of State Financial Bank	2006

William C. Parsons	70	President of Palmer Johnson Enterprises (heavy equipment transmission distributor).	1979

		Class III Nominees (Terms expire in 2010)

Roger G. Ferris	64	Consultant for Aon Risk Services of Wisconsin (insurance brokerage operation) since 2007; previously, President of Aon Risk Services of Wisconsin.	1998

Thomas L. Herlache	64	Chief Executive Officer and Chairman of Baylake; Chief Executive Officer, Chairman and Trust Officer of Baylake Bank; Director of Federal Home Loan Bank of Chicago.	1977

Paul J. Sturm	55	Attorney associated with Omholt & Forsythe, S.C. (attorney at law)	1998

Directors’ Fees and Benefits

Directors of Baylake or Baylake Bank, with the exception of Mr. Cera, receive $600 for each general Board meeting attended plus an $800 monthly retainer.  In addition, members of the Director Loan Committee receive $400 for each committee meeting attended, and members of the remaining committees receive $300 for each committee meeting attended.

Baylake also has deferred compensation agreements with certain of its directors, including John W. Bunda, George Delveaux, Jr. and William Parsons.  Under these agreements, participating directors may elect to defer a portion of their annual directors’ fees until retirement, termination, death or disability, at which time the deferred amount, including any income or gains thereon, are payable in a lump sum or in annual installments.  At death, all sums held in the account of a participating director are payable to designated beneficiaries.  Although Baylake maintains policies of insurance to support payments under these agreements, participating directors have no interest in such policies or any benefits accruing under such policies.

The following table sets forth information regarding the fees paid and options awarded to Baylake’s non-employee directors during 2006.

Name	Fees Earned Or Paid in Cash ($)	All Other Compensation ($)[1]	Total ($)

Robert W. Agnew	$43,200	--	$43,200

Richard A. Braun	54,350	--	54,350

John W. Bunda	23,200[2]	--	23,200

George Delveaux, Jr.	21,700[2]	$176	21,876

Roger G. Ferris	40,250	400	40,650

Dee Geurts-Bengtson	26,400	--	26,400

Joseph Morgan	26,550	--	26,550

William C. Parsons	26,200[3]	229	26,429

Paul Jay Sturm	44,350	--	44,350

1 Consists of a 10% match as per the Baylake Corp. Stock Purchase Plan effective February 1, 1999 and amended June 5, 2006.

2 Includes $2,400 of fees deferred under a Deferred Compensation Plan for Directors, dated December 19, 1995.

3 Includes $3,000 of fees deferred under a Deferred Compensation Plan for Directors, dated December 19, 1995.

CORPORATE GOVERNANCE MATTERS

Independence and Meetings

The Board of Directors has affirmatively determined that all of Baylake’s directors (other than Mr. Cera, Mr. Herlache and Mr. Braun) are qualified as “independent” as described under NASDAQ Rule 4200.  Mr. Cera is not independent due to his employment as President of Baylake and President and Chief Operating Officer of Baylake Bank.  Mr. Herlache is not independent due to his employment as Chief Executive Officer and Chairman of Baylake and Chief Executive Officer, Chairman and Trust Officer of Baylake Bank.  Mr. Braun is not independent due to his employment as Executive Vice President of Baylake until June 7, 2004.

The Board of Directors held 14 meetings during 2006.  Each member of the Board of Directors attended at least 75% of the aggregate of meetings of the Board of Directors and of all committees on which such directors served during 2006.  It is Baylake’s preference that its directors should attend the Annual Meeting of Shareholders if possible.  All of the directors attended the 2006 Annual Meeting of Shareholders.

Director Nomination Procedures

The Baylake Board of Directors Nominating Committee will consider nominations for director submitted by shareholders.  Baylake’s Bylaws require that notice of shareholder nominations for directors must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of Baylake not less than fourteen (14) days nor more than seventy (70) days prior to the annual meeting in order to be considered.  Each notice of nomination must contain the name and address, the principal occupation or employment and number of shares of Baylake common stock beneficially owned by each nominee.  The Nominating Committee shall determine whether any nomination was not made in accordance with the Bylaws and, if so determined, shall notify the Chairman of Baylake’s Board of Directors of this fact and the defective nomination will be disregarded.

If any shareholder wishes to recommend a potential nominee for consideration by the Board, that nominee’s name and related information should be sent to the Board in care of the Corporate Secretary, Baylake Corp., P.O. Box 9, Sturgeon Bay, Wisconsin 54235.  While the Board does not have any formal procedures for consideration of such recommendations (or any other recommendations), it would intend to consider any such informal recommendations made by shareholders as part of the nomination process, along with any other recommendations received as part of the normal nomination process.

Board Committees

Members of Baylake’s Board of Directors have been appointed to serve on various committees.  The Boards of Directors of Baylake and Baylake Bank currently have six standing committees: (1) the Executive Committee; (2) the Director Loan Committee; (3) the Audit, Legal and Compliance Committee; (4) the Personnel and Compensation Committee; (5) the Asset Management Committee; and (6) the Nominating Committee.

Executive Committee ..  The Executive Committee reviews the financial, administrative and regulatory activities of Baylake and Baylake Bank.  This committee is authorized by the Board of Directors to act on its behalf on any matter permitted by law.  This committee generally meets on a regular basis throughout the year and held nine meetings during 2006.  The current members of the Executive Committee are Messrs. Agnew, Braun, Cera, Ferris, Herlache and Parsons.  Mr. Herlache currently serves as the Chairman of this Committee.

Director Loan Committee ..  The Director Loan Committee reviews certain loan transactions of Baylake Bank.  This committee met on a weekly basis and held 46 meetings during 2006.  They plan to meet on a bi-weekly basis in 2007.  The current members of the Director Loan Committee are Messrs. Agnew, Braun, Cera, Ferris, Herlache and Sturm.  Mr. Braun currently serves as the Chairman of the Committee.

Audit, Legal and Compliance Committee ..  The Audit, Legal and Compliance Committee reviews the financial and legal matters of Baylake.  The Committee is responsible for supervising Baylake’s accounting reporting and financial control practices.  Generally, this Committee reviews the quality and integrity of Baylake’s financial information and reporting functions, the adequacy and effectiveness of Baylake’s system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants.  The independent public accountants are responsible for auditing Baylake’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  The current members of the Audit, Legal and Compliance Committee are Messrs. Agnew, Bunda, Braun, and Parsons.  In addition to being “independent” directors as described under NASDAQ Rule 4200 , as currently in effect, all members of the Audit, Legal and Compliance Committee satisfy the heightened independence standards under the Securities and Exchange Commission (“SEC”) rules, as currently in effect, except for Mr. Braun.  Mr. Braun is not “independent” as described under NASDAQ Rule 4200, as currently in effect, because he served as an executive officer of Baylake within the past three years.  The Board of Directors has determined that Mr. Parsons is an “audit committee financial expert” as that term is defined in SEC rules.  This committee held 15 meetings during 2006.  Mr. Parsons serves as Chairman of the Committee.

Personnel and Compensation Committee ..  The Personnel and Compensation Committee reviews the personnel policies and annual compensation levels of Baylake.  The Personnel and Compensation Committee also advises and assists management in formulating policies regarding compensation and in preparing its Compensation Discussion and Analysis included elsewhere in this Proxy Statement, and submits its Compensation Committee Report, which is also included herein.  This committee held three meetings during 2006.   The Committee is currently comprised of three “independent” directors as described under NASDAQ Rule 4200 (Messrs. Morgan, Parsons and Sturm), as well as Mr. Herlache (Chief Executive Officer and Chairman of Baylake and Baylake Bank, and Trust Officer of Baylake Bank), Mr. Braun (Vice Chairman of Baylake and former Executive Vice President of Baylake) and Mr. Cera (President of Baylake and President and Chief Operating Officer of Baylake Bank).  In addition, although not a member of the Board of Directors, Ms. Sharon Haines (Director of Human Resources of Baylake) meets regularly with the Committee.  Mr. Parsons currently serves as Chairman of the Committee.

Asset Management Committee.  The Asset Management Committee reviews the function and administration of the trust and financial services departments of Baylake Bank and Baylake’s non-bank subsidiaries.  This committee meets on a monthly basis and held 12 meetings during 2006.  The current members of this Committee are Messrs. Delveaux, Morgan and Sturm, and Ms. Geurts-Bengtson.  Mr. Sturm currently serves as the Chairman of the Committee.

Nominating Committee.  The Nominating Committee meets to review candidates for membership on the Corporate Boards of Directors and recommends individuals for nomination to the Boards.  The Nominating Committee also prepares and periodically reviews with the entire Boards of Directors a list of general criteria for Board nominees.  It is also the responsibility of this committee to recommend a successor to the Chief Executive Officer when that position becomes or is planned to become vacant.  The Nominating Committee held 11 meetings during 2006.  The current members of the Nominating Committee are Messrs. Agnew, Braun, Ferris, Parsons, Herlache and Cera, each of whom, except Messrs. Braun, Herlache and Cera, are qualified as “independent” as described under the NASDAQ Rule 4200.  Mr. Agnew currently serves as the Chairman of the Nominating Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel and Compensation Committee has ever been an officer or employee of Baylake or any of its subsidiaries, with the exception of Mr. Herlache, who serves as Baylake’s and Baylake Bank’s Chairman and Chief Executive Officer, Mr. Cera, who serves as Baylake’s President and Baylake Bank’s President and Chief Operating Officer, and Mr. Braun, who is a former Executive Vice President of Baylake.

Availability of Certain Corporate Governance Documents

Baylake has available on its website at www.baylake.com its Code of Ethics.  Changes to the Code of Ethics and any written waivers from the Code of Ethics that may be granted to any director or executive officer will also be posted on that website.  Copies of the charters for each of Baylake’s Board committees are also available on Baylake’s website.

Communications With Board of Directors

Although Baylake has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process in which any communication sent to the Board in care of the Chief Financial Officer or the Corporate Secretary is forwarded to the Board, has served the Board’s and its shareholders’ needs.  The Corporate Governance Committee considers whether changes to this procedure are appropriate.  However, unless and until a new means of communication is promulgated, communications to the Board should be sent in care of Daniel F. Maggle, Secretary of Baylake, P.O. Box 9, Sturgeon Bay, Wisconsin 54235.  Mr. Maggle will pass along all such communications (except for complaints of a personal nature that are not relevant to Baylake or Baylake Bank as a whole).

EXECUTIVE OFFICERS

All executive officers are elected annually by the Board of Directors and serve until their successors are elected and qualified.  As of the date hereof, no executive officer set forth below is related to any director or other executive officer of Baylake or Baylake Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of Baylake and any other person pursuant to which such person was elected an executive officer.  Set forth below is information as of March 30, 2007 with respect to the principal occupations during the last five years for the executive officers of Baylake and Baylake Bank who do not serve as directors of Baylake.

NAME	AGE	POSITION

Susan F. Anschutz	43	Senior Vice President of Baylake Bank. Ms. Anschutz joined Baylake Bank in 1992.

Charles E. Burnham	48	Market President – Bay Area Region since March 2006; Vice President with Johnson Bank prior to March 2006.

Marcia M. Cryderman	54	Senior Vice President – Bank-wide Services. Ms. Cryderman joined Baylake Bank in 1995.

Michael J. Gilson	59

Market President – Lakeshore Region of Baylake Bank since 2007.  Prior to his current position Mr. Gilson was Executive Vice President – Business Services/Lending Division of Baylake Bank.  Mr. Gilson joined Baylake Bank in 1971.

Sharon A. Haines	59	Senior Vice President of Human Resources of Baylake Bank. Ms. Haines joined Baylake Bank in 1989.

Daniel M. Hanson	50	Senior Vice President – Operations Division. Mr. Hanson joined Baylake Bank in 1980.

John A. Hauser	48	Vice President of Baylake since 2007 and Senior Vice President –Administration and Chief Investment Officer of Baylake Bank since 1992. Mr. Hauser joined Baylake Bank in 1984.

Linda R. Kennedy	51	Market President – Central Region of Baylake Bank since 2006. Ms. Kennedy joined Baylake Bank in 2006. Prior to her current position, Ms. Kennedy was Senior Vice President, Chase.

Kevin L. LaLuzerne	45

Treasurer of Baylake since 2007 and Senior Vice President – Finance of Baylake Bank since April 2006 and Acting Chief Financial Officer of Baylake since December 2006.  Prior to his current position, Mr. LaLuzerne held various positions with Baylake Bank since he joined the bank in 1980.

Daniel F. Maggle	52	Secretary of Baylake and Senior Vice President – Risk Management of Baylake Bank since 1992. Mr. Maggle joined Baylake Bank in 1972.

David J. Miller	43	Chief Credit Officer of Baylake Bank since 2007. Prior to 2007, Mr. Miller was Vice President – Agricultural/Commercial Loan officer. Mr. Miller joined the Bank in 1987.

Robert W. Swank	51	Senior Vice President – Wealth Services of Baylake Bank since 2003. Prior to 2003, Mr. Swank was the South Central Regional Trust President for Marshall & Ilsley Trust Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 30, 2007, the number of shares of common stock beneficially owned by (i) each director, nominee for director and named executive officer of Baylake, (ii) all directors and named executive officers of Baylake as a group, and (iii) each person known to Baylake to be the beneficial owner of more than 5% of common stock. Except as otherwise indicated and as set forth in footnote 1 below, persons listed have sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner (1)	Shares		Percent of Class

Directors

Thomas L. Herlache	139,563	(2)	1.8%

Robert A. Agnew	10,747		*

Dee Geurts-Bengtson	700		*

Richard A. Braun	100,000	(3)	1.3%

John W. Bunda	3,063	(4)	*

Robert J. Cera	4,000		*

George Delveaux, Jr.	2,780		*

Roger G. Ferris	10,209		*

Joseph Morgan	20,390	(5)	*

William C. Parsons	137,008	(6)	1.8%

Paul Jay Sturm	52,220	(7)	*

Non-director Named Executive Officers

Michael J. Gilson	73,088	(8)	*

Sharon A. Haines	39,999	(9)	*

Steven D. Jennerjohn	10,676	(10)	*

Kevin L. LaLuzerne	1,015		*

Paul C. Wickmann	45,104	(11)	*

All directors and named executive officers as a group (16 persons)	650,562	(12)	8.3%

Ellsworth L. Peterson 55 Utopia Circle Sturgeon Bay, WI 54235	431,700		5.5%

_______________________________

* Less than one percent.

(1)

For all listed persons, the number includes shares held by, jointly with, or in trust for the benefit of, spouse and dependent children.  Shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(2)

Includes beneficial ownership of 27,497 shares that may be acquired upon the exercise of stock options (of which 21,497 are in the money) exercisable currently or within 60 days of March 30, 2007.

(3)

Includes beneficial ownership of 5,000 shares that may be acquired upon the exercise of stock options (all of which are in the money) exercisable currently or within 60 days of March 30, 2007.

(4)

Includes 399 shares owned by grandchildren of Mr. Bunda in an account for which Mr. Bunda serves as custodian.

(5)

Includes 5,810 shares owned by Mr. Morgan’s mother for whom Mr. Morgan serves as agent.

(6)

Includes 45,186 shares held in a trust of which Mr. Parsons’ wife is a beneficiary and for which Mr. Parsons serves as trustee.

(7)

Includes 12,810 shares owned by adult children of Mr. Sturm for whom he serves as agent under a power of attorney.

(8)

Includes beneficial ownership of 39,497 shares that may be acquired upon the exercise of stock options (of which 33,497 are in the money) exercisable currently or within 60 days of March 30, 2007.

(9)

Includes beneficial ownership of 39,497 shares that may be acquired upon the exercise of stock options (of which 33,497 are in the money) exercisable currently or within 60 days of March 30, 2007.

(10)

Includes 756 shares owned by a niece of Mr. Jennerjohn in an account for which Mr. Jennerjohn serves as custodian.

(11)

Includes beneficial ownership of 39,497 shares that may be acquired upon the exercise of stock options (of which 33,497 are in the money) exercisable currently or within 60 days of March 30, 2007.

(12)

Includes beneficial ownership of 150,988 shares that may be acquired upon the exercise of stock options (of which 126,988 are in the money) exercisable currently or within 60 days of March 30, 2007.

COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee of the Board of Directors of Baylake oversees Baylake’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Personnel and Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussion referred to above, the Personnel and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Baylake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Baylake’s proxy statement in connection with Baylake’s 2007 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission.

This report is submitted on behalf of the current members of the Personnel and Compensation Committee:

Richard A. Braun

Robert J. Cera

Thomas L. Herlache

Joseph J. Morgan

William C. Parsons, Chairman

Paul J. Sturm

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Objectives and Policies

The general compensation philosophy of Baylake is to offer employees fair and competitive compensation, based on each employee’s individual contribution, experience and performance and on Baylake’s overall growth and performance.  Baylake’s executive compensation policies are intended to attract and retain competent management with a balance of short-term and long-term consideration and to provide incentives to individuals based upon Baylake’s growth and earnings and the attainment of certain goals.  The Personnel and Compensation Committee and Baylake’s Board of Directors believe that this policy is critical to the long-term success and competitiveness of Baylake.

Administration and Process

In making its executive compensation recommendations for 2006, the Committee considered various factors, including the following: (i) the financial performance of Baylake Bank as a whole on both a short-term and long-term basis (including net income, increase in deposits and loans, return on average shareholder equity, and return on average assets); (ii) with respect to each individual executive officer, the financial performance of that area of Baylake Bank, if any, for which such executive is responsible, including whether or not that area of the Bank achieved its goals for the year; (iii) the length of service of the executive and an evaluation of the executive’s overall job performance; (iv) the compensation levels of executive officers in similar positions with similar companies; and (v) other information (such as cost of living increases) and subjective factors which the Committee deems appropriate for a particular executive.  The Committee subjectively analyzes these factors, and certain factors may weigh more heavily than others with regard to any individual executive officer.

Elements of Officer Compensation

The compensation established by the Committee for Baylake’s officers includes both objective and subjective elements and is comprised of two primary components: base salary and annual incentive compensation, each of which is described below.

Base Salary.  The principal component of executive compensation is base salary.  The Committee believes that base salary is most important in retaining highly qualified officers.  Management reviews compensation surveys and projections collected by the Human Resources Department and seeks to recommend salaries within the 50th to 75th percentile of base salaries paid to individuals in comparable positions at other financial institutions similarly situated (i.e. financial institutions with $1 billion in assets and greater), although neither management nor the Human Resources Department performs any mathematical calculations or statistical analyses to arrive at any percentile comparison.  Salary surveys include both informal surveys conducted by the Human Resources Department with the cooperation of nearby community financial institutions and businesses and more formal surveys conducted by independent sources such as the Bank Administration Institute, Watson Wyatt Data Services, Wisconsin Bankers Association, the SNL Financial Executive Compensation Review and America’s Community Bankers.  Salary projections are provided by sources such as Mercer Human Resources and Consulting, Hewitt Associates and World at Work.

In recommending base salary adjustments for 2006, the Committee (and the Board, as to the salary of Mr. Herlache) considered such factors as market comparability, individual specific performance and cost of living adjustments.  Mr. Herlache reported to the Committee on each of these factors, including the individual specific performance of each of the executive officers.  After taking into consideration each of these factors, the Board and Committee awarded salary increases for executive officers generally ranging from approximately 3% to approximately 8% for 2006.  Certain executive officers, however, received base salary increases in excess of this range to bring their salaries up to market levels with respect to the positions they held and the duties they performed.  The Board and the Committee (with Mr. Herlache recused) determined the salary increase for Mr. Herlache for 2006 based upon the same factors as those considered for the other executive officers.  After review of those factors, the Board and Committee determined that a salary increase of 3% was appropriate for Mr. Herlache for 2006.

Using substantially the same methodology as for 2006, the Board and the Committee determined that, for 2007, base salary increases of between 0% and 5% were appropriate for its executive officers.  Due to the fact that Baylake internally restructured its executive officer positions to implement a market-focused structure, certain executive officers were already receiving base salaries at their respective market values for their new positions and, as a result, did not receive any increase in their base salary for 2007.  Because Mr. Herlache is expected to retire from his position as Chief Executive Officer on June 30, 2007, the Board and the Committee (with Mr. Herlache recused) considered Mr. Herlache’s base salary in two parts: pre-June 30, 2007 and post-June 30, 2007.  The Board and Committee determined that Mr. Herlache would continue to receive his 2006 annualized salary through June 30, 2007 (i.e. no increase from 2006 annualized base salary), based largely upon the fact that Mr. Cera had assumed some of the responsibilities previously performed by Mr. Herlache.  Mr. Herlache will be retiring as an employee of

Baylake on June 30, 2007.  Beginning July 1, 2007, the Board and Committee determined that Mr. Herlache would be paid $12,500 monthly, through June 30, 2009, for serving as the non-executive Chairman of the Board.  The Board and Committee believe that this amount appropriately reflects the continued valued service he will provide to Baylake, including maintaining relationships with customers and community organizations.  In addition, Mr. Herlache will continue to draw normal Board of Directors fees from Baylake in conjunction with his service on the Board.

Annual Incentive Compensation.  Bonuses earned in 2006 and paid in 2007 for executive officers (excluding Messrs, Herlache and Cera) were determined subjectively by Messrs. Herlache and Cera based upon the achievement of individual goals.  Such bonuses were generally paid at one of five levels, expressed as a percentage of the employees’ base salary for 2006: 0%; 4%; 6%; 8% or 10%.

Mr. Cera’s bonus earned in 2006 and paid in 2007 was determined in accordance with his negotiated employment agreement, which provided he would be eligible for a 2006 bonus of up to $33,000.

Mr. Herlache’s bonus is determined separately by the Board of  Directors (with Mr. Herlache recused) based upon a formula comprised of four separate components: a “base” component weighted at 30%, a “return on equity/growth” component weighted at 25%, a “liquidity/capital” component weighted at 20% and an “implementation” component weighted at 25%.  The total bonus for which Mr. Herlache was eligible based upon 2006 performance $136,628 which represents 30% of his base salary grossed up for such bonus (i.e. base salary divided by 70%).  As part of Mr. Herlache’s compensation, a bonus amounting to $85,391, or approximately 18.7% of his grossed-up base salary (or approximately 26.8% of his actual base salary) was paid in 2007 relating to 2006 performance, compared to a bonus of approximately 16.5% of his grossed up salary (or approximately 23.6%) of his base salary paid in 2006 for 2005 performance.

Long-term Incentive Compensation.  In 1993, the Board of Directors and shareholders approved Baylake’s 1993 Stock Option Plan (the “Option Plan”), which Option Plan had a ten-year life and expired on April 21, 2003.  The Option Plan was established to provide a long-term incentive to Baylake’s and Baylake Bank’s executive officers and other key employees, as well as to increase the overall value of Baylake in future years.  A further objective of the Option Plan was to motivate management by granting them options to purchase shares of Baylake Common and thus offering them a greater stake in Baylake’s future.  The Option Plan also enabled compensation without cash payments.  As of December 31, 2006, options granted in prior years for 387,325 shares remained outstanding, of which 352,264 were vested.

To derive the estimated fair value of outstanding stock options for financial reporting purposes, Baylake applies the modified prospective transition method as outlined in Statement of Financial Accounting Standards No. 123(R).

Baylake elected not to adopt any new stock option plans upon the expiration of the Option Plan because it was the judgment of management that stock option plans had fallen out of favor with shareholders as a means to provide long-term incentive compensation.  Because the Option Plan has expired and no new option plan has been adopted, no new option grants can be made.  Baylake does not currently have any other long-term incentive compensation plans in place.

Other Benefits and Perquisites.  Baylake provides its executive officers with certain limited executive benefits and perquisites, which it believes are appropriate in order to attract and retain the proper quality of talent for these positions and to recognize that similar executive benefits and perquisites are commonly offered by comparable financial institutions.  While no formal perquisite program is currently in place at Baylake, for 2006, Baylake provided the following benefits and perquisites to its executive officers:

•

reimbursement of country club dues;

•

an automobile purchase reimbursement of up to $40,000 for Mr. Herlache and Mr. Cera;

•

one additional week of vacation above and beyond the maximum allotment for other officers of Baylake Bank; and

•

reimbursement of spousal travel expenses for the Chief Executive Officer when his spouse accompanies him on business-related travel.

Baylake believes that, for 2006, executive benefits and perquisites accounted for a nominal percentage of each executive’s total compensation package and was not inconsistent, in the aggregate, with perquisites provided to executive officers of comparable competing financial institutions.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies, such as Baylake, from deducting compensation to any one named executive officer in excess of $1.0 million during the tax year, unless it is performance-based within the meaning of the statute.  The Board of Directors does not believe that it is likely that any individual’s compensation will exceed $1.0 million in any year, except as a result of the exercise of stock options.  It is likely that none of the compensation of the named executive officers, including gains from the exercise of stock options, will qualify as performance-based compensation within the meaning of Section 162(m) of the Code.  Therefore, taxable income for any person considered a named executive officer on the last day of the taxable year in excess of $1.0 million will not be deductible for federal income tax purposes by Baylake.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows cash and non-cash compensation for the year ended December 31, 2006, for the persons serving as Baylake’s “principal executive officer” and “principal financial officer” during 2006 and for the next three most highly-compensated executive officers who were serving those capacities at December 31, 2006.  In addition, Baylake has voluntarily elected to include Mr. Cera in the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Thomas L. Herlache, Chief Executive Officer and Chairman	2006	$318,800	$85,391	$4,592	$298,453	$707,236

Robert J. Cera, President and Chief Operating Officer(4)	2006	100,481	33,000	--	4,196	137,677

Steven D. Jennerjohn, Former Treasurer and Chief Financial Officer (5)	2006	138,000	5,520	4,592	10,716	158,828

Kevin L. LaLuzerne, Acting Chief Financial Officer	2006	131,346	8,400	--	17,218	156,964

Michael J. Gilson, Market President – Lakeshore Region	2006	148,530	5,941	4,592	129,109	288,172

Sharon A. Haines, Senior Vice President – Director of Human Resources	2006	106,850	8,548	4,592	93,390	213,380

Paul C. Wickmann, Executive Officer	2006	146,497	--	4,592	50,543	201,632

(1)

For a discussion of the relationship between salary and bonus, please see “Compensation Discussion and Analysis-Base Salary” and “Compensation Discussion and Analysis-Annual Incentive Compensation.”

(2)

Represents the dollar amount of expense recognized for financial statement purposes with respect to 2006 attributable to stock options in accordance with SFAS 123R but with no discount for estimated forfeitures for service-based vesting conditions.  For a discussion regarding the method of valuation of Baylake’s option awards, please see Note 17 to Baylake’s 2006 audited financial statements include in Baylake’s Annual Report on Form 10-K.

(3)

A detailed breakdown of “All Other Compensation” is provided in the table below.

(4)

Mr. Cera joined Baylake on August 21, 2006.

(5)

Mr. Jennerjohn’s employment with Baylake terminated on December 18, 2006.

Details of Amounts Included in “All Other Compensation” Column of Summary Compensation Table

The table below provides the details of amounts included in the “All Other Compensation” column of the Summary Compensation Table for each named executive officer:

Name	Baylake Contribution to Officers’ 401(k) Plan Accounts	Baylake Contribution to Officers’ SERP and Deferred Compensation Plans	10% Employer Match to Stock Purchase Plan	Reimbursement of Business Use of Automobile	Bank Security Pay	Director Fees	Country Club Dues	Spousal Travel	Total

Thomas L. Herlache	$20,000	$213,143(1)	--	$20,882	$--	$38,100	$4,853	$1,475	$298,453

Robert J. Cera	--	--	--	4,196	--	--	--	--	4,196

Steven D. Jennerjohn	10,686	--	$30	--	--	--	--	--	10,716

Kevin L. LaLuzerne	13,154	--	266	--	3,798	--	--	-	17,218

Michael J. Gilson	14,682	113,952(2)	--	--		--	475	--	129,109

Sharon A. Haines	10,685	82,017(2)	60	--	--	--	628	--	93,390

Paul C. Wickmann	15,122	30,696(2)	--	--	4,725	--	--	--	50,543

(1)

Includes contributions by Baylake to the SERP of $153,530 and to Mr. Herlache’s Deferred Compensation Plan of $59,613.

(2)

Contributions by Baylake to the SERP.

Plan-Based Award Grants in Last Fiscal Year

Because the Baylake Option Plan has expired and no new plan has yet been adopted by Baylake, there were no stock options awarded to any of the named executive officers during 2006.

Outstanding Equity Awards at Fiscal Year End

The following summarized for each named executive officer the number of shares of Baylake Common subject to outstanding equity awards and the value of such awards that were unexercised or that have not yet vested at December 31, 2006.

Outstanding Equity Awards as of December 31, 2006

Option Awards(1) ____________________________________________________________________________________________
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Thomas L. Herlache	12,000 -- 2,900 50 1,600 755 1,200 744 800	-- 6,000 -- -- -- -- -- -- --	-- -- -- -- 400 189 800 496 1,200	15.25 25.00 14.75 13.00 13.00 13.00 13.30 13.30 14.15	1/4/2009 1/4/2010 1/2/2011 4/24/2011 2/12/2012 6/18/2012 2/4/2013 4/20/2013 1/6/2014

Robert J. Cera	--	--	--	--	--

Steven D. Jennerjohn	700 12,000 -- 2,900 50 1,600 755 1,200 744 800	-- -- 6,000 -- -- -- -- -- -- --	-- -- -- -- -- 400 189 800 496 1,200	9.59 15.25 25.00 14.75 13.00 13.00 13.00 13.30 13.30 14.15	3/18/2007 3/18/2007 3/18/2007 3/18/2007 3/18/2007 3/18/2007 3/18/2007 3/18/2007 3/18/2007 3/18/2007

Kevin L. LaLuzerne	--	--	--	--	--

Michael J. Gilson	12,000 12,000 -- 2,900 50 1,600 755 1,200 744 800	-- -- 6,000 -- -- -- -- -- -- --	-- -- -- -- -- 400 189 800 496 1,200	9.59 15.25 25.00 14.75 13.00 13.00 13.00 13.30 13.30 14.15	1/2/2008 1/4/2009 1/4/2010 1/2/2011 4/24/2011 2/12/2012 6/18/2012 2/4/2013 4/20/2013 1/6/2014

Sharon A. Haines	12,000 12,000 -- 2,900 50 1,600 755 1,200 744 800	-- -- 6,000 -- -- -- -- -- -- --	-- -- -- -- -- 400 189 800 496 1,200	9.59 15.25 25.00 14.75 13.00 13.00 13.00 13.30 13.30 14.15	1/2/2008 1/4/2009 1/4/2010 1/2/2011 4/24/2011 2/12/2012 6/18/2012 2/4/2013 4/20/2013 1/6/2014

Paul C. Wickmann	12,000 12,000 -- 2,900 50 1,600 755 1,200 744 800	-- -- 6,000 -- -- -- -- -- -- --	-- -- -- -- -- 400 189 800 496 1,200	9.59 15.25 25.00 14.75 13.00 13.00 13.00 13.30 13.30 14.15	1/2/2008 1/4/2009 1/4/2010 1/2/2011 4/24/2011 2/12/2012 6/18/2012 2/4/2013 4/20/2013 1/6/2014

(1)

Options granted are subject to vesting over five years, at a rate of 20% per year, commencing one year from the date of grant.

2006 Option Exercises and Stock Vested

The following table shows the number of stock option awards exercised by each named executive officer in 2006 and the value realized on exercise.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Thomas L. Herlache	--	--

Robert J. Cera	--	--

Steven D. Jennerjohn	13,000	78,234

Kevin L. LaLuzerne	--	--

Michael J. Gilson	12,000	85,480

Sharon A. Haines	12,000	80,320

Paul C. Wickmann	1,600	10,869

None of these option awards were deferred.

Pension Benefits

Baylake does not maintain any pension benefit plans for its officers or directors that would otherwise be disclosable in these proxy materials.

Nonqualified Deferred Compensation in 2006

On March 1, 2005, Baylake Bank adopted the Baylake Bank Supplemental Executive Retirement Plan (the “Plan”).  The Plan is intended to reward certain management and highly compensated employees of Baylake Bank who have contributed, and are expected to continue to contribute, to Baylake Bank’s success by providing for deferred compensation in addition to that available under Baylake Bank’s other retirement programs.  Participants in the Plan are chosen by Baylake Bank’s Executive Committee.  The eleven participants in the plan include Messrs. Herlache, Gilson and Wickmann and Ms. Haines.

There are two accounts in the Plan for each participant: a Deferral Account and a SERP Account.  Each participant has the right to designate how amounts in the Deferral Account and SERP Account will be deemed to be invested from among a menu of mutual funds

Each participant has a Deferral Account which consists of voluntary deferrals up to 100% of salary (but reduced to satisfy employee tax obligations or elections made as part of Baylake’s other benefit plans) and up to 100% of bonus.  Each participant is fully vested in his or her Deferral Account at all times.

Each participant also has a SERP Account which consists of discretionary employer contributions.  A participant becomes 100% vested in his or her SERP Account upon the completion of ten years of service (measured from when the participant first commenced employment with Baylake or a predecessor entity) and attaining age 55.  Messrs. Herlache and Gilson and Ms. Haines are fully vested in their SERP Accounts; none of the remaining participants were vested. as of December 31, 2006.  In addition, a participant becomes fully vested in his SERP Account upon the occurrence of a Change in Control of Baylake, as defined in the Plan, or a participant’s termination of employment because of death or disability, as defined in the Plan.

In March 2005, 2006 and 2007, Baylake made contributions to each participant’s SERP Account with a goal of providing an annual benefit for a term of years to each participant upon retirement equal to 60% of a participant’s base salary prior to retirement, reduced by entitlements to certain other retirement benefits, including one-half of Social Security at age 65.  Baylake has determined that it will not make any contributions to the SERP Accounts in 2008, and there is no obligation on Baylake to provide any level of benefits whatsoever from the SERP Account to any participant.

Benefits are generally payable under the Plan upon termination of employment, to the extent vested.  Accounts are payable in a lump sum or in installments, as elected by each participant.  Baylake has purchased life insurance in connection with adopting the plan, however the participants or their beneficiaries have no rights in such policies, and are unsecured creditors of Baylake in connection with the plan.  Baylake is under no obligation to use borrowings or proceeds from such life insurance policies in satisfaction of its liabilities under the plan.

Baylake entered into a Deferred Compensation Plan with Mr. Herlache dated December 31, 1992.  Pursuant to the Deferred Compensation Plan, Baylake contributes an amount equal to 15.6% of Mr. Herlache’s base salary for the calendar year to a Trust set up in connection therewith.  The contribution for 2006 was $49,733.  In addition, Baylake contributed $9,880 to the Trust, which is equal to 10% of the difference between Mr. Herlache’s 2006 base salary and the limit under the Internal Revenue Code of compensation that can be taken into account for purposes of contributions to qualified retirement plans ($220,000 in 2006).  The amounts in the Trust are invested by the Trustee, and distributions from the Trust to Mr. Herlache will commence after his termination of employment in accordance with his distribution election.  Despite the establishment of the Trust, Mr. Herlache remains an unsecured creditor of Baylake, and the funds in the Trust are reachable by Baylake’s creditors under certain circumstances.

The following table shows the contributions by Baylake and participants, earnings and account balances for the persons named in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Thomas L. Herlache	$--	$205,014	$89,795	$--	$1,444,802

Robert J. Cera	--	--	--	--	--

Steven D. Jennerjohn	--	23,779	3,993	48,315	--

Kevin L. LaLuzerne	--	--	--	--	--

Michael J. Gilson	--	110,742	17,639	--	205,608

Sharon A. Haines	--	78,588	13,967	--	160,198

Paul C. Wickmann	--	30,879	5,628	--	64,331

(1)

Deferrals in 2006 were for compensation earned in 2005 and, therefore, are not reported as 2006 compensation in the Summary Compensation Table.

Potential Payments Upon Change in Control

Baylake does not have any formal severance policy in connection with terminations of employment.

Under the Supplemental Executive Retirement Plan, described above, upon a Change in Control, as defined therein, each participant is entitled to the greater of his or her balance in the participant’s SERP Account or the lump sum present value of twenty annual payments, beginning at age 65, of the Change in Control SERP Benefit Amount, discounted at 6%.  The Change in Control SERP Benefit Amount equals 60% of a participant’s base salary at the time of the Change in Control, projected to age 65 at a 4.5% annual growth rate, less the sum of (i) one-half of the projected age 65 annual Social Security benefit and (ii) the annual payment provided by Baylake’s contributions, and investment earnings thereon, to a participant’s 401(k) plan account at the Change in Control, accumulated at 8% to age 65, and paid over 20 annual installments using a 6% annual interest rate.  The named executive officers would have been eligible to receive the following maximum payments under the SERP if a Change in Control of Baylake had occurred on December 31, 2006: Thomas L. Herlache - $1,755,493; Michael J. Gilson - $684,201; Sharon A. Haines - $477,937; and Paul C. Wickmann - $626,262.

Other Agreements With Named Executive Officers

Baylake has two salary continuation agreements with Mr. Herlache.  Pursuant to the Preferred Compensation Agreement entered into on January 1, 1988, upon his retirement on or after age 65, Mr. Herlache, or his beneficiary, will be paid $20,000 per annum for a total of ten years  Under the Executive Employee Salary

Continuation Agreement entered into on October 1, 1999, Mr. Herlache will be paid $5,625 per month (or $67,500 per annum) for life upon his termination of employment, with fifteen-years of payments guaranteed, even if Mr. Herlache should die prior to the fifteenth anniversary of his termination of employment.  Baylake has purchased life insurance in connection with entering into these agreements, however Mr. Herlache or his beneficiaries have no rights in such policies, and are unsecured creditors of Baylake in connection with these plans.  Baylake is under no obligation to use borrowings or proceeds from such life insurance policies in satisfaction of its liabilities under these plans.

Baylake has an employment agreement with Mr. Cera.  This agreement includes the following terms:

•

The term of the agreement is one year, automatically renewed for successive one-year periods unless either party notifies the other of its intention not to renew at least 30 days prior to the end of the then current term.

•

Mr. Cera shall receive an annual base salary, which is currently $275,000.

•

Mr. Cera may be eligible to earn an annual (calendar year) performance-based bonus of up to but not greater than $100,000 for each full calendar year during which he is employed by Baylake Bank (up to $33,000 for his service during 2006), as determined in the sole discretion of the Board.

•

Mr. Cera shall be eligible to participate in Baylake Bank’s 401(k) retirement plans and in Baylake Bank’s welfare benefit plans generally applicable to all employees of Baylake Bank.

•

Mr. Cera shall receive an automobile for his use (valued up to $40,000), with personal miles being allocated back to him at least annually, and membership in a country club at a Green Bay or Door County, Wisconsin golf club.

•

Mr. Cera shall receive relocation benefits for his moving expenses, customary and reasonable realtor fees and closing costs associated with his move to a primary residence in the area from Green Bay, Wisconsin to Sister Bay, Wisconsin prior to June 30, 2008.

•

Mr. Cera is entitled to a severance payment equal to three months base salary payable following his termination of employment by Baylake without cause or by him for good reason.

•

If Mr. Cera’s employment is terminated by Baylake due to certain misconduct by him or his voluntary resignation, he shall not receive any severance payments.

•

If Mr. Cera’s employment is terminated upon his death or disability, neither he nor his estate will receive any severance payments.

•

For 18 months following termination of Mr. Cera’s employment with Baylake for whatever reason, Mr. Cera shall not solicit or attempt to solicit certain restricted customers of Baylake Bank, or attempt to divert the business of such customers’ business from Baylake Bank.

•

For 18 months following termination of Mr. Cera’s employment with Baylake for whatever reason, Mr. Cera agrees not to provide services which are substantially similar to the services he provided to Baylake Bank as an employee, agent, independent contractor or otherwise, to a bank, credit union or other entity which is in the business of lending money to individuals or businesses and which has a branch, office or place of business within a 100-mile radius of Sturgeon Bay, Wisconsin.

On January 30, 2007, Baylake entered into a severance agreement with Mr. Jennerjohn relating to his termination.  This agreement included the following terms:

•

Mr. Jennerjohn’s employment with Baylake was terminated effective December 18, 2006.

•

Mr. Jennerjohn shall receive 45 weeks of his current regular wages (amounting to an aggregate $119,422.80), payable in accordance with Baylake’s regular payroll practices, a management bonus for 2006 in the amount of $5,520.00, 184 hours of earned vacation pay, reimbursement of the cost of participating in Baylake’s group health insurance plan under COBRA for a period of three months, and outplacement services for three months at a cost not to exceed $5,000.

•

Mr. Jennerjohn provided Baylake with a waiver of claims and a general release.

•

Mr. Jennerjohn agreed not to compete with Baylake for a period of 24 months.

AUDIT COMMITTEE REPORT

The Board of Directors evaluates the requirements for audit activities by independent auditors on a regular basis.  The Audit, Legal and Compliance Committee, which reviews Baylake’s financial reporting process on behalf of the Board of Directors, consist solely of qualified independent directors as described under NASDAQ Rule 4200.  Under SEC rules, the Board is required to review the qualifications of the members of the Committee to determine if any members are “audit committee financial experts.”  The Board of Directors named William Parsons as an “audit committee financial expert” on November 16, 2004.  The Board believes Mr. Parsons qualified as an “audit committee financial expert” based on his professional training and years of involvement with financial reporting and long experience on the board of directors.  The Committee’s functions and responsibilities are described in a written policy statement and formal charter.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In this context, and in accordance with its charter, the Audit, Legal and Compliance Committee has reviewed and discussed Baylake’s audited financial statements for fiscal 2006 with management of Baylake.  During these discussions, management represented to the Audit, Legal and Compliance Committee that Baylake’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.  In addition, the Audit, Legal and Compliance Committee has discussed with Crowe Chizek and Company LLC, Baylake’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  The Audit, Legal and Compliance Committee also has received the written disclosures from Crowe Chizek and Company LLC required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and has discussed with Crowe Chizek and Company LLC its independence from Baylake and its management.  The Audit, Legal and Compliance Committee has, on a continuing basis, considered the possibility of a conflict of interest arising as a result of Crowe Chizek and Company LLC performing independent audit services and other non-audit services.  The Board is satisfied that the audit services have been provided in compliance with adequate standards for independence.

Based on its review and discussions with management and the auditors, the Audit, Legal and Compliance Committee has recommended to the Board of Directors, and the Board of Directors subsequently approved the recommendation, that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit, Legal and Compliance Committee:

Robert W. Agnew

Richard A. Braun

John W. Bunda

William C. Parsons, Chairman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For services rendered in 2005 and 2006 by Crowe Chizek and Company LLC, Baylake’s independent auditors, the following fees were incurred for audit of Baylake’s annual consolidated financial statements for the years ended December 31, 2005 and 2006 and fees billed for other services:

Fees	2006	2005
Audit Fees (1)	$316,921	$300,785
Audit-related Fees (2)	16,228	28,775
Tax Fees (3)	23,500	54,025
All Other Fees (4)	11,830	23,500
Total	$368,479	$407,085

(1)

The Audit fees consist of fees billed for professional services rendered for the audit of Baylake’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Crowe Chizek and Company LLC in connection with statutory and regulatory filings or engagements.

(2)

The Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Baylake’s consolidated financial statements and are not reported under “Audit fees.”

(3)	Tax fees consist of fees for professional services rendered for federal and state tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees for products and services other than the services reported above.

The Committee approves all engagements of independent auditors in advance, including approval of related fees and an annual budget for projects and fees.  Items that are not covered under the budget or fees that exceed the budget are approved by the Committee.  Prior authorization was granted by the Committee in each case before any services were performed in 2006.

It is expected that a representative of Crowe Chizek and Company LLC will be present at the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires Baylake’s officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and Baylake. Baylake files the required reports on behalf of the officers and directors. Baylake believes that, during the year ended December 31, 2006, all of its directors and executive officers complied with Section 16(a) filing requirements, except the following: Linda R. Kennedy failed to file one report containing one transaction on a timely basis; Robert J. Cera failed to file one report containing one transaction on a timely basis, Roger G. Ferris failed to file two reports containing an aggregate of two transactions on a timely basis and Paul J. Sturm failed to file one report containing two transactions on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

Baylake and Baylake Bank may occasionally enter into transactions with certain “related persons.”  Related persons include our executive officers, directors, 5% or more beneficial owners of Baylake Common, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.  Baylake refers to transactions with these related persons as “related person transactions.”  The Board of Directors does not currently have written policies or procedures with respect to related party transactions, however, it has been the practice of Baylake that disinterested members of the Board of Directors approve, in advance, all transactions with related parties.

In January 2007, the Board of Directors authorized Baylake to enter into a Relocation Closing Services Agreement (“Relocation Agreement”) with American Escrow & Closing Company (“AECC”) whereby, AECC will act as an agent of Baylake to facilitate the purchase and resale of Mr. Cera’s residence in Pewaukee, Wisconsin at a price guaranteed by Baylake (based upon an independent appraisal).  AECC will hold the warranty deed to Mr. Cera’s residence in escrow and arrange for the listing, insurance and maintenance of the property until its ultimate sale.  Baylake is required to fund any disbursements made by AECC with respect to the property.  On April 17, 2007, the Board of Directors approved a guaranteed resale price for Mr. Cera’s residence of $670,000.

Baylake Bank has, and expects to continue to have, regular dealings with officers and directors of Baylake as well as their associates.  Since January 1, 2006, several such persons have been indebted to Baylake Bank for loans made in the ordinary course of business.  Loans to all such persons remain on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, are current with respect to payments, and do not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL 2

AMENDMENT OF ARTICLES OF INCORPORATION

Baylake has proposed amendments to its Articles of Incorporation for approval by shareholders at the annual meeting.  Under Wisconsin’s corporation laws, the articles of incorporation or the bylaws, if the articles of incorporation so provide, may provide for staggering the terms of directors by dividing the total number of directors into two or three groups.  While Baylake’s bylaws currently provide for such a classified board of directors and shareholders previously approved the classified board, Baylake’s Articles of Incorporation do not authorize a classified Board of Directors.  The amendment proposed here would add a provision to the Articles of Incorporation to authorize a classified Board of Directors and enable Baylake to conform its historic practice of electing directors for three-year terms.  In addition, the amendment would authorize the directors to determine the size of the Board each year, rather than requiring the shareholders to set the size of the Board, as currently set forth in Baylake’s bylaws.

If this proposal is approved by the shareholders, no more than approximately one-third of the directors would be elected to the board each year.  This arrangement would make it more difficult for a third party to take control of the Board because at least two annual meetings would be required to elect a majority of the Board.  A classified Board deters attempted hostile takeovers of Baylake and helps to provide continuity in the membership of the Board from year to year.  If this proposal is not approved by the shareholders, the size of the Board will be set at ten (10) and the individuals elected will serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.

The new Article 8 that would be added by the proposed amendment to the Articles of Incorporation is set forth below:

Article 8.

The Board of Directors shall consist of not less than 5 nor more than 17 members as shall be determined from time to time by the Board of Directors.  The Board of Directors shall be divided into three classes, as nearly equal as the number constituting the whole Board shall permit, the term of one class expiring each year.  At the annual shareholders’ meeting in 2007, directors of the first class shall be elected to hold office until the next annual shareholders’ meeting, directors of the second class shall be elected to hold office until the second annual shareholders’ meeting thereafter, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual shareholders’ meeting.  The successors of each class whose term shall expire shall be elected to hold office for a term expiring at the third succeeding annual shareholders’ meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL

OTHER MATTERS

Baylake has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2006.  Pursuant to the rules of the Securities and Exchange Commission, services that deliver Baylake’s communications to shareholders who hold their shares through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of Baylake’s 2006 Annual Report on Form 10-K and this proxy statement.  Upon written or oral request, Baylake will promptly deliver a separate copy of Baylake’s 2006 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify Baylake of their requests by writing or calling Baylake Corp., Attention: Investor Relations, 217 North Fourth Avenue, Sturgeon Bay, Wisconsin 54235.

Shareholder Proposals

Proposals intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be in writing and must be received by the Secretary of Baylake at 217 North Fourth Avenue, Sturgeon Bay, Wisconsin 54235 not later than January 11, 2008.  To be considered for inclusion in Baylake’s proxy statement and proxy card for an annual meeting, the shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the Securities and Exchange Commission for shareholder proposals.

In addition, Baylake’s Bylaws provide that any proposal for action or nomination to the Board of Directors which is proposed by persons other than the Board of Directors must be received by the Board in writing together with specified accompanying information at least 14 days, but not more than 70 days, prior to an annual meeting in order to be considered at the meeting. The 2008 annual meeting is tentatively scheduled for June 2, 2008 and any notice of intent to consider other questions and/or nominees and related information must be received between March 24, 2008 and May 19, 2008.  The purpose of this provision of the Bylaws is to assure adequate notice of and information regarding any such matter as to which shareholder action may be sought. No notices have been received to date relating to the 2007 annual meeting.

By Order of the Board of Directors

Daniel F. Maggle

Secretary

BAYLAKE CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – JUNE 5, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Thomas L. Herlache and/or William C. Parsons as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of common stock of Baylake Corp. held of record by the undersigned on March 30, 2007 at the Annual Meeting of Shareholders to be held on June 5, 2007, or any adjournment thereof.

PROPOSAL 1:  ELECTION OF DIRECTORS – Nominees for the Board of Directors:

Robert W. Agnew

Richard A. Braun

Robert J. Cera

George Delveaux, Jr.

Roger G. Ferris

Dee Geurts-Bengtson

Thomas L. Herlache

Joseph J. Morgan

William C. Parsons

Paul J. Sturm

Instruction: To withhold authority to vote for any individual nominee, strike a line through the name of the nominee in the list stated above.

Vote for all nominees names above

______________

Withhold vote for all nominees above

______________

Vote for all nominees names, except those crossed out

______________

PROPOSAL 2:  MANAGEMENT PROPOSAL TO AMEND BAYLAKE ARTICLES OF INCORPORATION TO AUTHORIZE A CLASSIFIED BOARD OF DIRECTORS AND TO ALLOW THE DIRECTORS TO SET THE SIZE OF THE BOARD.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S).  IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES NAMED IN PROPOSAL NUMBER ONE AND “FOR” PROPOSAL NUMBER TWO.

Please sign exactly as your name appears on this Proxy.  When shares are held by joint tenants, both should sign.  When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such.  If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated: _____________________________, 2007.

_____________________________________________

________________________________________

Signature

Signature, if jointly held

PLEASE MARK YOUR SELECTION FOR THE ELECTION OF DIRECTORS, THEN SIGN AND DATE THIS FORM.  PLEASE RETURN THIS PROXY FORM PROMPTLY, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE.